Exhibit 5.1

October 7, 2013

Inergy Midstream, L.P.

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

Ladies and Gentlemen:

We have acted as counsel to Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”) in connection with the Partnership’s Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Partnership of common units representing limited partner interest in the Partnership (the “Common Units”) pursuant the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 5, 2013, by and among the Partnership, NRGM GP, LLC, Intrepid Merger Sub, LLC, Inergy, L.P., Crestwood Holdings LLC, Crestwood Midstream Partners LP and Crestwood Gas Services GP LLC.

We have examined the Registration Statement, the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 21, 2011, the Certificate of Limited Partnership of the Partnership, dated as of November 14, 2011 filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) in connection with the formation of the Partnership, the Amended and Restated Limited Liability Company Agreement of NRGM GP, LLC, dated as of December 21, 2011, certain resolutions adopted by the board of directors of NRGM GP, LLC that pertain to the Merger Agreement and the issuance of the Common Units contemplated thereby and such other documents as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Partnership, NRGM GP, LLC and others and the disclosures made by the Partnership in the Registration Statement.

Based upon the foregoing and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that, when issued and delivered by the Partnership pursuant to the terms of the Merger Agreement, the Common Units will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed (i) the legal capacity of all natural persons, (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (iii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2) In making our examination of executed documents, we have assumed that the parties thereto, other than the Partnership and NRGM GP, LLC and the directors and officers of NRGM GP, LLC, have the power, corporate or otherwise, to execute and deliver such documents, and we have assumed the validity and binding effect thereof on such parties.

(3) This opinion is limited in all respects to (i) the federal laws of the United States of America as interpreted by the courts of the United States, and (ii) the Delaware LP Act, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware and of the United States.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

                         /s/ VINSON & ELKINS L.L.P.

            Vinson & Elkins L.L.P.

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